UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2007

O. I. CORPORATION

(Exact name of registrant as specified in its charter)

Oklahoma	0-6511	73-0728053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 Graham Road, P.O. Box 9010, College Station, Texas	77842-9010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (979) 690-1711

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2007, in the interest of accelerating change, Jack S. Anderson, Ph.D. retired from his position as a member of the Board of Directors of O. I. Corporation. As set forth in O. I.’s Current Report on Form 8-K dated March 7, 2006, Dr. Anderson had previously announced his intention to retire as a Director effective with O. I. Corporation’s 2008 annual meeting of shareholders.

Dr. Anderson has served on O. I.’s Board for 26 years and announced that he retires well satisfied with the company’s progress over that period.

In connection with his resignation from the Board, O. I. Corporation entered into a mutual release with Dr. Anderson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

O. I. CORPORATION

Date:	March 20, 2007

By:	/s/ Bruce Lancaster
Bruce Lancaster, Vice President and Chief Financial Officer